EXPLANATORY NOTE

American Homeowner Preservation 2015A+, LLC has prepared this Form 1-A/A pursuant to Rule 252(f)(1)(iii) solely for the purpose of filing Exhibit 1A-11.

FORM 1-A
Regulation A Offering Statement
Part III – Exhibits

American Homeowner Preservation, LLC
819 South Wabash Avenue, Suite 606
Chicago, Illinois  60605
(800) 555-1055
www.ahpfund.com

The following Exhibits are filed as part of this Offering Statement:

Exhibit 1A-2B	Operating Agreement – The agreement by and among the Company and all of its members captioned “Limited Liability Company Agreement” and dated January 21, 2016.*

Exhibit 1A-6A	Investment Management Agreement – The agreement captioned “Investment Advisory and Management Services Agreement” between the Company and AHP Capital Management LLC, dated January 27, 2016.*

Exhibit 1A-6B	Servicing Agreement – The agreement captioned “Flow Special Servicing Agreement” between the Company and Home Servicing, LLC, dated December 22, 2015.*

Exhibit 1A-6C
Trust Agreement – The agreement captioned “Amended and Restated Trust Agreement” by and among the Company, AHP Capital Management LLC, and U.S. Bank Trust National Association, dated October 29, 2014.*

Exhibit 1A-11	Consent of Independent Auditor

Exhibit 1A-12	Legal opinion of Flaster/Greenberg P.C*.

Exhibit 1A-2A	Certificate of Formation*

Exhibit 1A-6E	Investment Agreement*

Exhibit 1A-15	Organizational Chart of the Company*

Exhibit 1A-15.1	Operating Results of Prior Programs*

Exhibit 1A-15.2	Draft of Offering Statement dated February 19, 2015, previously submitted pursuant to Rule 252(d)*

Exhibit 1A-15.3	Correspondence to the SEC on behalf of the Company dated April 25, 2016, previously submitted pursuant to Rule 252(d)*
* = Previously filed

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on May 20, 2016.

American Homeowner Preservation 2015A+, LLC

By	/s/ Jorge Newbery
Jorge Newbery, Chief Executive Officer

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Jorge Newbery
Jorge Newbery, Manager
American Homeowner Preservation Management, LLC, Managing Member
May 20, 2016